UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972)490-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 6, 2020, Ashford Hospitality Trust, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). As of September 9, 2020, the record date for the Special Meeting, there were 13,058,909 shares of the Company’s common stock (the “Common Stock”) outstanding and entitled to vote. At the Special Meeting, 7,850,143 shares of Common Stock, or approximately 60.1% of the eligible voting shares, were represented either in person or by proxy.

The votes cast by the holders of Common Stock with respect to the proposal to approve, in accordance with Rule 312.03(c) of the NYSE Listed Company Manual, our issuance of up to 126,048,813 shares of Common Stock (the “Stock Issuance Proposal”) in connection with the offer to exchange any and all shares of the Company’s preferred stock (the “Preferred Stock”) for cash or shares of Common Stock (the “Exchange Offers”) were as follows:

For	Against	Abstain	Broker Non-votes
5,321,006	2,499,710	29,427	0

With respect to the Company’s proposal to approve an amendment to the Company’s corporate charter, as currently in effect (the “Charter”), to (i) reclassify any shares of Preferred Stock that have not been tendered into the Exchange Offers into 1.74 shares of Common Stock and (ii) eliminate any series of Preferred Stock, in each of cases (i) and (ii) only with respect to any series of Preferred Stock for which at least 66 2/3% of the shares of such series are tendered and validly exchanged for the Common Stock or cash pursuant to our Exchange Offers (the “Charter Amendment Proposal”), the Company has adjourned the Special Meeting to provide its holders of Common Stock additional time to vote on the Charter Amendment Proposal.

In order to pass the Charter Amendment Proposal and adopt the charter amendments, the affirmative vote of the holders of two-thirds of all outstanding shares of Common Stock is required. During the period of adjournment, the Company will continue to solicit proxies from its holders of Common Stock with respect to the Charter Amendment Proposal. Stockholders who have not already done so are encouraged to vote on the Charter Amendment Proposal. Stockholders who have already voted need not take any action on the Charter Amendment Proposal, although they may change their vote for the Charter Amendment Proposal by executing a new proxy, revoking a previously given proxy or attending the Special Meeting and voting in person as set forth in the Company’s definitive proxy statement that was filed with the SEC on September 10, 2020.

The Special Meeting has been adjourned with respect to the Charter Amendment Proposal until October 30, 2020, at 9:00 a.m. Central Time, at the Embassy Suites Hotel, 14021 Noel Road, Dallas, Texas 75240.

Item 8.01	Other Events.

On October 6, 2020, the Company issued a press release announcing the results and adjournment of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated October 6, 2020
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary

Date: October 6, 2020

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